Exhibit 99.1

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	3/31/2006	3/31/2005
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$9,596	$10,332
INTEREST BEARING BALANCES WITH BANKS	97	196
FEDERAL FUNDS SOLD	11,405	3,470

INVESTMENTS	81,496	65,851

LOANS:	228,265	228,162
RESERVE FOR LOAN LOSSES	(2,202)	(1,993)

BANK PREMISES, FURNITURE & FIXTURES	5,221	4,911
OTHER REAL ESTATE OWNED	1,635	0
OTHER ASSETS	10,012	9,319
TOTAL ASSETS	$345,525	$320,248

LIABILITIES AND CAPITAL
DEMAND	$28,087	$24,979
SAVINGS	132,518	125,691
TIME	90,163	82,029
TOTAL DEPOSITS:	$250,768	$232,699

LIABILITIES FOR BORROWED MONEY	36,077	35,516
FEDERAL FUNDS PURCHASED	0	0
OTHER LIABILITIES	8,287	7,157
TOTAL LIABILITIES	$295,132	$275,372
EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES
ISSUED 1,780,100 SHARES	$2,225	$2,225
SURPLUS	6,871	6,786
UNDIVIDED PROFITS	32,447	28,713
NET UNREALIZED GAIN (LOSS)	10,489	8,973
LESS: TREASURY STOCK(47,681 SHARES)	(1,639)	(1,821)
TOTAL EQUITY CAPITAL	$50,393	$44,876
TOTAL LIABILITIES AND CAPITAL	$345,525	$320,248

BOOK VALUE	$29.09	$26.00